Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 18, 2009, relating to the consolidated financial statements of Safe Bulkers, Inc. and subsidiaries, appearing in the Annual Report on Form 20-F of Safe Bulkers, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte, Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
October 6, 2009